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                                                                    EXHIBIT 32.1

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER


                           PURSUANT TO 18 U.S.C. 1350


         Solely for the purposes of complying with 18 U.S.C. 1350, I, Elliot Krasnow, the undersigned Chief Executive Officer of Netfran Development Corp. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Elliot Krasnow
--------------------------------
Elliot Krasnow

March 23, 2004